SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  August 3, 1998

                              McMoRan Oil & Gas Co.


             Delaware               0-23870                72-1266477
          (State or other        (Commission              (IRS Employer
          jurisdiction of        File Number)             Identification
          incorporation or                                    Number)
           organization)

                                1615 Poydras Street
                           New Orleans, Louisiana  70112

          Registrant's telephone number, including area code: (504) 582-4000



          Item 5.   Other Events.
               ------------------
          The following news release was made by McMoRan Oil & Gas Co. on August 3, 1998:

               McMoRan OIL & GAS CO. AND FREEPORT-McMoRan SULPHUR INC.
                             ANNOUNCE AGREEMENT TO MERGE

          NEW ORLEANS, LA., August 3, 1998 - McMoRan Oil & Gas Co. (NASDAQ:
          MOXY) and Freeport-McMoRan Sulphur Inc. (NYSE: FSC) announced today that they have signed a definitive agreement to combine their operations. In the proposed transaction, a new holding company, NEWCO (expected to be named McMoRan Exploration Co.), would issue approximately 6.1 million NEWCO common shares in exchange for all of FSC's common shares and approximately 8.6 million NEWCO common shares in exchange for all of MOXY's common
          shares.   FSC shareholders would receive 0.625 NEWCO shares for
          each common share of FSC outstanding and MOXY shareholders would receive 0.20 NEWCO shares for each common share of MOXY outstanding. Immediately following the transaction, NEWCO would have approximately 14.7 million common shares outstanding that would be owned approximately 58.5 percent by MOXY's existing common shareholders and approximately 41.5 percent by FSC's
          existing common shareholders.   The transaction would be tax-free
          with respect to both MOXY and FSC shareholders.   Application
          will be made to list NEWCO's  shares on the New York Stock
          Exchange.

             The Board of Directors of NEWCO would include the current members of the Boards of Directors of MOXY and FSC. Mr. James R. Moffett, currently Co-Chairman of both FSC and MOXY, would become Chairman of NEWCO's Board. Mr. Richard C. Adkerson, currently Co-Chairman and CEO of MOXY and Vice Chairman of FSC, and Mr. Rene L. Latiolais, Co-Chairman of FSC, would become Vice Chairmen of NEWCO's Board. Mr. Adkerson would also serve as President and Chief Executive Officer of NEWCO. Mr. Robert M. Wohleber, FSC's President and Chief Executive Officer, would become Executive Vice President and Chief Financial Officer of NEWCO, and serve as President and Chief Operating Officer of Freeport-McMoRan Sulphur, which would be a wholly owned subsidiary of NEWCO. Mr.
          C. Howard Murrish, currently President of MOXY, would continue as President and Chief Operating Officer of McMoRan Oil & Gas, which would also be a wholly owned subsidiary of NEWCO.

             The completion of the merger transaction is subject to the approval by MOXY and FSC shareholders and applicable regulatory approvals.

             Mr. Wohleber, Chief Executive Officer of FSC, said, "Since FSC was formed in December 1997, we have analyzed numerous growth opportunities for the investment of the cash flow generated by our sulphur and oil production operations and by our sulphur services business. We believe this merger provides FSC shareholders with an attractive opportunity to benefit from MOXY's oil and gas exploration activities and we look forward to integrating our technical expertise with that of MOXY's. In addition, our operations at Main Pass Block 299 make this merger attractive to us since FSC already is a significant oil producer and a significant consumer of natural gas in our sulphur production operations. We will achieve cost savings through operating synergies as well as lower administrative costs as we combine two publicly owned companies into a single company."

             Mr. Adkerson, Co-Chairman and Chief Executive Officer of
          MOXY, said, "We are extremely pleased to have the opportunity to combine with FSC in creating NEWCO, a natural resource company with substantial financial resources and cash flows to fund future investments in our oil and gas exploration and development activities. Many of the technical operations involved in Frasch sulphur production and in oil and gas production in the offshore Gulf of Mexico are similar, which will benefit the combined businesses. The combined company with its larger base of operations and financial resources will be better positioned to achieve future growth which will be a major goal of our company."


             MOXY's proved reserves at December 31, 1997, totaled 40.2 billion cubic feet (BCF) of gas and 463,300 barrels of oil and condensate, or 43 BCF equivalents. MOXY's production in 1997 totaled 4.1 BCF of gas and 34,000 barrels of oil and condensate and for the six months ended June 30, 1998 totaled 5.0 BCF of gas and 62,600 barrels of oil. At December 31, 1997, FSC's proved reserves at its Main Pass Block 299 sulphur/oil operation were
          53.6 million long tons of sulphur and 5.3 million barrels of oil. FSC's sales in 1997 totaled 2.9 million long tons of sulphur and
          1.6 million barrels of oil and for the six months ended June 30, 1998 were 1.7 million long tons of sulphur and 0.9 million barrels of oil. The transaction will be reported on the basis of purchase accounting.

             The transaction was negotiated and recommended to the MOXY Board of Directors by a special committee of independent directors, consisting of Messrs. Robert A. Day and Gerald J. Ford. The committee received an opinion from the investment banking firm of Bear, Stearns & Co. Inc that the MOXY exchange ratio is fair to the shareholders of MOXY from a financial point of view. The transaction was negotiated and recommended to the FSC Board of Directors by a special committee of independent directors, consisting of Messrs. J. Terrell Brown and Thomas D. Clark, Jr. The committee received an opinion from the investment banking firm of Lehman Brothers Inc. that the FSC exchange ratio is fair to the shareholders of FSC from a financial point of view.

             FSC is engaged in the mining, purchasing, transporting, terminaling and marketing of sulphur, and the production of related oil and gas reserves.

               MOXY is an independent oil and gas company engaged in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.



        Item 7.  Financial Statements and Exhibits.

        (c)  Exhibit 2.1   Agreement and Plan of Mergers dated August 1, 1998.




                                      SIGNATURE
                                 ------------------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Oil & Gas Co.


                                        By:   /s/ C. Donald Whitmire
                                             ----------------------------------
                                             C. Donald Whitmire
                                                 Controller
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  August 4, 1998


                                McMoRan Oil & Gas Co.
                                    Exhibit Index

         Exhibit
          Number



           2.1 Agreement and Plan of Mergers dated August 1, 1998 by and among McMoRan Exploration Co., McMoRan Oil & Gas Co., Freeport-McMoRan Sulphur Inc., MOXY LLC and Brimstone LLC